Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2013, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-182107) and related Prospectus of Green Field Energy Services, Inc. for the registration of 247,058 shares of its common stock.

/s/ Ernst & Young LLP

New Orleans, Louisiana

June 14, 2013